UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 16, 2014

THE KEYW HOLDING CORPORATION
(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	001-34891 (Commission File Number)	27-1594952 (IRS Employer Identification No.)

7740 Milestone Parkway, Suite 400
Hanover, Maryland 21076
(Address of principal executive offices) (Zip Code)

(443) 733-1600
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On June 16, 2014, The KEYW Holding Corporation (“KEYW”) as a guarantor entered into an amendment (the “Amendment”) to the amended and restated credit agreement dated as of November 20, 2012 (as amended, the “Credit Agreement”) by and among itself, the KEYW Corporation, as the borrower (the “Borrower”), the domestic direct and indirect subsidiary guarantors of the Borrower and KEYW, the lenders identified in the Amendment (the “Lenders”) and Royal Bank of Canada, as Administrative Agent.  The Amendment modifies certain definitions and adjusts the pricing tiers to the interest rate applicable to Borrowings under the Credit Agreement as follows:

•
If the Borrower's Consolidated Total Leverage Ratio (as defined in the Credit Agreement) is greater than 2.25 to 1.00 but less than or equal to 3.00 to 1.00, then the Applicable Rate (as defined in the Credit Agreement) for borrowings under the Amended and Restated Credit Agreement will be 2.75% for Eurodollar Rate Loans (as defined in the Credit Agreement) and 1.75% for Base Rate Loans (as defined in the Credit Agreement) and the Borrower will pay a .400% Commitment Fee (as defined in the Credit Agreement) on unused availability.

•
If the Borrower's Consolidated Total Leverage Ratio is greater than 3.00 to 1.00 but less than or equal to 3.75 to 1.00, then the Applicable Rate for borrowings under the Credit Agreement will be 3.50% for Eurodollar Rate Loans and 2.50% for Base Rate Loans and the Borrower will pay a 0.500% Commitment Fee for unused availability.

•
If the Borrower's Consolidated Total Leverage Ratio exceeds 3.75 to 1.00, then the Applicable Rate for Borrowings under the Amended and Restated Credit Agreement will be 4.00% for Eurodollar Rate Loans and 3.00% for Base Rate Loans and the Borrower will pay a 0.625% Commitment Fee for unused availability.

The Amendment also adjusts the Borrower's financial covenants for the current quarter and future periods based on the following:

•
Increasing the maximum Consolidated Senior Leverage Ratio for the quarter ending June 30, 2014 to 4.00 to 1.00, decreasing the same by twenty-five basis points per calendar quarter and through the quarter ending December 31, 2014; and thereafter reducing and setting the maximum Consolidated Senior Leverage Ratio to 3.00:1.00 through the Maturity Date;

•
Increasing the maximum Consolidated Total Leverage Ratio for the quarter ending June 30, 2014 to 4.00 to 1.00, decreasing the same by twenty-five basis points per calendar quarter and through the quarter ending December 31, 2014; and thereafter reducing and setting the maximum Consolidated Total Leverage Ratio to 3.50 to 1.00 through the Maturity Date; and

•	Increasing the Consolidated Fixed Charge Coverage Ratio for the period from April 1, 2014 through the Maturity Date to 1.40 to 1.00.

The Amendment also modifies the definition of Consolidated EBITDA to allow for the add back of “run rate” cost savings realized as a result of specified cost reduction actions provided that such add backs, taken together with others, do not account for more than 10% of Consolidated EBITDA.

This summary of the Amendment does not purport to be complete and it is qualified in its entirety by reference to the full text of the Amendment, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

Exhibit Number	Description
99.1
Amendment No. 3 to Amended and Restated Credit Agreement, dated as of June 16, 2014 among the KEYW Corporation as Borrower and KEYW Holding Corporation, The Analysis Group, LLC, Everest Technology Solutions, Inc., Hexis Cyber Solutions, Inc., FLI-HI LLC, Sensage, Inc., Poole & Associates, Inc., as Guarantors, the Lenders party thereto and Royal Bank of Canada, as Administrative Agent

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE KEYW HOLDING CORPORATION
(Registrant)

/s/ Philip L. Calamia
DATE: June 16, 2014	Philip L. Calamia
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1
Amendment No. 3 to Amended and Restated Credit Agreement, dated as of June 16, 2014 among the KEYW Corporation as Borrower and KEYW Holding Corporation, The Analysis Group, LLC, Everest Technology Solutions, Inc., Hexis Cyber Solutions, Inc., FLI-HI LLC, Sensage, Inc., Poole & Associates, Inc., as Guarantors, the Lenders party thereto and Royal Bank of Canada, as Administrative Agent